 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 6, 2017

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)
(480) 917-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Items.

On December 6, 2017, the Board of Directors of Rogers Corporation (the “Company”) amended and restated the Company’s Corporate Governance Guidelines (the “Guidelines”), effective immediately. A copy of the Guidelines is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The principal change to the Guidelines as previously in effect is the addition of a majority vote policy. The amended Guidelines provide that, in an uncontested election, a director who receives a greater number of votes “withheld” for his or her election than votes “for” such election must submit his or her offer of resignation for consideration by the Nominating and Governance Committee of the Board of Directors (the “Committee”). The Committee will then make a recommendation to the Board of Directors to accept or reject such resignation, and the Board of Directors will then determine whether to accept or reject the resignation.

The foregoing summary of the principal changes to the Company’s Guidelines is qualified in its entirety by reference to the text of such Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Rogers Corporation Corporate Governance Guidelines

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

Date: December 7, 2017
/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, Corporate Development
General Counsel & Secretary